UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-223496

TO FORM S-8 REGISTRATION STATEMENT NO. 333-216293

TO FORM S-8 REGISTRATION STATEMENT NO. 333-210084

TO FORM S-8 REGISTRATION STATEMENT NO. 333-203103

TO FORM S-8 REGISTRATION STATEMENT NO. 333-194619

TO FORM S-8 REGISTRATION STATEMENT NO. 333-186966

TO FORM S-8 REGISTRATION STATEMENT NO. 333-179845

TO FORM S-8 REGISTRATION STATEMENT NO. 333-173371

REVA Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54192	33-0810505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Copley Drive, San Diego, CA 92111

(Address of Principal Executive Offices, including Zip Code)

2010 Equity Incentive Plan

(Full title of the plans)

Jeffrey Anderson

President

5751 Copley Drive

San Diego, CA 92111

(858) 966-3000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

REVA Medical, Inc., a Delaware corporation (the “Company”), is filing with the U.S. Securities and Exchange Commission the post-effective amendment to deregister shares of common stock, par value $0.0001, of the Company (the “Shares”) previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”):

• Registration Statement on Form S-8 (No. 333-223496), pertaining to the registration of 1,237,374 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-216293), pertaining to the registration of 1,285,544 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-210084), pertaining to the registration of 550,000 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-203103), pertaining to the registration of 1,005,893 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-194619), pertaining to the registration of 998,101 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-186966), pertaining to the registration of 993,966 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended;

• Registration Statement on Form S-8 (No. 333-179845), pertaining to the registration of 984,315 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended; and

• Registration Statement on Form S-8 (No. 333-173371), pertaining to the registration of 3,611,653 Shares issuable under the Company’s 2010 Equity Incentive Plan, as amended.

As previously disclosed, on January 15, 2020, the Company filed a voluntary petition under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

The Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 2, 2020.

REVA MEDICAL, INC.

Date: March 2, 2020	By:	/s/ Leigh F. Elkolli
Leigh F. Elkolli
Chief Financial Officer and Corporate Secretary

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.